Exhibit 99.1

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.
DEFERRED COMPENSATION PLAN
Effective January 1, 2015

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.
DEFERRED COMPENSATION PLAN

i

1.27 Restricted Stock	3
1.28 Restricted Stock Unit	3
1.29 Separation from Service	4
1.30 Share Deferral Period	4
1.31 Specified Employee	4
1.32 Stock	4
1.33 Stock Deferrals	4
1.34 Trust	4
1.35 Trustee	4
1.36 Years of Vesting Service	5

Article II - Participation	5
2.1 Commencement of Participation	5
2.2 Deferral Election Agreement	5
2.3 Change in Eligible Participant Status	5

Article III - Contributions	6
3.1 General Deferrals	6
3.2 401(k) Supplemental Deferrals	6
3.3 Matching Contributions	6
3.4 Discretionary Contributions	6
3.5 Time of Deferrals and Matching Contributions	6
3.6 Withholding	6

Article IV - Deferral of Awards	7
4.1 General	7
4.2 Deferral of Awards	7
4.3 Terms and Conditions of Awards	7
4.4 Dividends	8

Article V - Vesting	8
5.1 Vesting of Deferrals	8
5.2 Vesting of Matching Contributions and Discretionary Contributions	8

Article VI - Accounts	8
6.1 Bookkeeping Accounts	8
6.2 Adjustment and Crediting of Accounts	9
6.3 Investment of Trust Assets	9

Article VII - Distributions	10
7.1 Distribution Elections	10
7.2 Payment of Vested Balances and Stock Deferrals Upon Separation from Service	10
7.3 Payment of Balances upon Unforeseeable Emergency	11

Article VIII - Beneficiaries	11
8.1 Beneficiaries	11
8.2 Change of Beneficiary Designation	11
8.3 Determination of Beneficiary	11
8.4 Lost Beneficiary	12

Article IX - Funding	12
9.1 Prohibition Against Funding	12
9.2 Deposits in Trust	12
9.3 Withholding of Participant Contributions	13

Article X - Claims Administration	13
10.1 General	13
10.2 Claim Review	13
10.3 Right of Appeal	13
10.4 Review of Appeal	13
10.5 Designation	14

Article XI - General Provisions	14
11.1 Plan Committee	14
11.2 No Assignment	14
11.3 No Employment Rights	15
11.4 Incompetence	15
11.5 Identity	15

11.6 Other Benefits	15
11.7 No Liability	15
11.8 Expenses	16
11.9 Insolvency	16
11.10 Amendment and Termination	16
11.11 Plan Sponsor Determinations	17
11.12 Construction	17
11.13 Governing Law	17
11.14 Severability	17
11.15 Headings	17
11.16 Entire Agreement	17
11.17 Terms	17

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.
DEFERRED COMPENSATION PLAN

RECITALS

American Campus Communities Services, Inc. (the “Plan Sponsor”), a Delaware corporation, has adopted the American Campus Communities Services, Inc. Deferred Compensation Plan (the “Plan”) for the purpose of attracting and retaining a select group of management or highly compensated employees.

The purpose of the Plan is to permit designated executives of the Plan Sponsor to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make deferrals of Compensation in excess of those permitted under the American Campus Communities Services, Inc. 401(k) Plan (the “Qualified Plan”) and to receive matching contributions that are precluded by the provisions of the Qualified Plan or by applicable law.

The Plan is an unfunded arrangement established and maintained primarily for the benefit of a select group of management or highly compensated employees and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.

The Plan shall be interpreted and administered to the extent possible in accordance with Code Section 409A.

NOW THEREFORE, the Plan Sponsor hereby adopts the Plan effective January 1, 2015, or as otherwise stated herein, as follows:

Article I - Definitions

1.1
401(k) Supplemental Deferrals.  The portion of Compensation (including any bonus, but excluding any Awards) that a Participant elects to defer in accordance with and subject to the limitations of Articles II and III hereof and that is contributed to the Participant’s Deferral Account.

1.2	Account. The bookkeeping account established for each Participant as provided in Section 6.1 hereof.

1.3	Affiliate. Any trade or business with whom the Plan Sponsor would be considered a single employer under Code Section 414(b) or (c).

1.4	Award. Restricted Stock or Restricted Stock Units granted under the Incentive Plan.

1.5	Balance. All Deferrals, Matching Contributions, and Discretionary Contributions contributed to the Plan on behalf of a Participant and earnings thereon.

1.6	Board. The Board of Directors of the Plan Sponsor.

1.7	Code. The Internal Revenue Code of 1986, as amended.

1.8
Compensation.  With respect to Employees, all Form W-2 compensation from the Plan Sponsor subject to income tax withholding at the source, with all pre-tax contributions included, that is paid to the Participant during the Plan Year while the Participant is a participant in the Qualified Plan; or such other definition of “Compensation” as set forth in the Qualified Plan, from time to time; provided, that, the term “Compensation” for purposes of the Plan shall not be limited by Code Section 401(a)(17).  With respect to non-Employee Participants, all Form 1099 compensation that is paid to the Participant by the Plan Sponsor during the Plan Year.

1.9
Deferrals.  The portion of Compensation (including any bonus, but excluding any Awards) that a Participant elects to defer in accordance with Articles II and III hereof and that is contributed to the Participant’s Deferral Account.

1.10
Deferral Election Agreement.  The separate written agreement, submitted to the Plan Committee, by which an Eligible Participant agrees to participate in the Plan and defer Compensation and/or Awards thereto.

1.11	Deferred Shares. Shares of Restricted Stock or Stock-settled Restricted Stock Units deferred under the Plan.

1.12
Disabled or Disability.  An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death, as certified by a physician satisfactory to the Plan Sponsor, which prevents the Participant from engaging in any occupation for wage or profit for which the Participant is reasonably fitted by training, education or experience, or such other definition of “Disability” as set forth in the Qualified Plan, from time to time.

1.13	Discretionary Contributions. The amount, if any, contributed to a Participant’s Discretionary Contribution Account by the Plan Sponsor, in its sole discretion from year to year.

1.14	Effective Date. January 1, 2015, except as otherwise provided herein.

1.15	Elective Deferral Limits. The annual dollar limitation on Elective Deferrals to the Qualified Plan under Code Section 402(g) and the actual deferral percentage limitation under Code Section 401(k)(3).

1.16	Elective Deferrals. The amount contributed to the Qualified Plan on behalf of a Participant pursuant to a valid salary reduction agreement in accordance with the terms of the Qualified Plan.

1.17	Eligible Participant. Any Employee, member of the Board, or other individual providing services to the Plan Sponsor who is designated as an Eligible Participant by the Plan Sponsor.

1.18	Employee. Any person employed by the Plan Sponsor.

1.19
General Deferrals.  The portion of Compensation (including any bonus, but excluding any Awards) that a Participant elects to defer in accordance with Articles II and III hereof and that is contributed to the Participant’s Deferral Account, and which is separate and apart from any deferral election made to the Qualified Plan.

1.20	Incentive Plan. The American Campus Communities, Inc. 2010 Incentive Award Plan, and any subsequently adopted incentive plan.

1.21
Investment Fund or Funds.  Each deemed investment which serves as a means to measure the value of a Participant’s Accounts (other than Deferred Shares held in the Stock Account), which may be made available for such purpose, from time to time, by the Plan Sponsor.

1.22
Matching Contributions.  The amount contributed to a Participant’s Matching Contributions Account based on a percentage of the Participant’s 401(k) Supplemental Deferrals, as described in Section 3.3 below.

1.23	Normal Retirement Age. Normal Retirement Age shall be age 65.

1.24	Participant. An Eligible Participant who is a Participant as provided in Article II.

1.25	Plan Committee. The person or committee duly authorized by the Board of Directors. The Plan Committee shall be the agent for the Plan Sponsor with respect to the Plan and Trust.

1.26	Plan Year. January 1 through December 31.

1.27	Restricted Stock. Shares of Stock issued or transferred to a Participant subject to such forfeiture and other restrictions (if any) as may be set forth in the Incentive Plan and/or an award agreement.

1.28
Restricted Stock Unit.  A notional unit representing the right to receive one share of Stock, subject to such forfeiture and other restrictions (if any) as may be set forth in the Incentive Plan and/or an award agreement.

1.29	Separation from Service. A “separation from service” within the meaning of Code Section 409A, which shall occur:

(a)
with respect to an Employee, when such Employee dies, retires, or otherwise has a termination of employment with the Plan Sponsor.  The Plan Committee shall determine whether a Participant has terminated employment based on whether the facts and circumstances indicate that it is reasonably anticipated that no further services would be performed after a certain date or that the level of services the Employee would perform after such date would permanently decrease to no more than [20%]1 of the average level of services performed over the immediately preceding thirty-six month period. However, a Separation from Service will not occur by reason of an Employee’s absence due to military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Plan Sponsor under an applicable statute or by contract; and

(b)	with respect to an independent contractor (such as a non-Employee Board member), upon a complete termination with the Plan Sponsor.

1.30	Share Deferral Period. The period from the date the Participant receives the Award through the date of the Participant’s Separation from Service.

1.31
Specified Employee.  An Employee who is: (i) an officer of the Plan Sponsor, with annual compensation from the Plan Sponsor greater than $170,000; (ii) a five-percent owner of the Plan Sponsor; or (iii) a one-percent owner of the Plan Sponsor with annual compensation from the Plan Sponsor greater than $150,000. All terms described in the preceding sentence and all determinations of Specified Employee status shall be made in accordance with Code Section 416(i), excluding paragraph (5) thereof or as otherwise provided under Code Section 409A.

1.32	Stock. The common stock of American Campus Communities, Inc., par value $.01 per share.

1.33	Stock Deferrals. The Awards that the Participant elects to defer in accordance with Article IV hereof and that are contributed to the Participant’s Stock Account.

1.34
Trust.  The agreement or agreements between the Plan Sponsor and the Trustee under which the assets of the Plan may be held, administered and managed.  Participants shall have no right or claim to Trust assets set aside to fund benefits under this Plan, which shall remain the general assets of the Plan Sponsor.

1.35	Trustee. The entity or individual designated from time to time by the Plan Committee to serve as trustee in accordance with the terms of the Plan.

1 May be set as high as 50%.

1.36	Years of Vesting Service. The total number of years for which a Participant has received credit toward vesting under the Qualified Plan.

Article II - Participation

2.1	Commencement of Participation. Each Eligible Participant shall become a Participant on the date his or her initial Deferral Election Agreement first becomes effective.

2.2	Deferral Election Agreement.

(a)
The Deferral Election Agreement shall designate: (i) the amount of Compensation deferred by each Participant for the Plan Year as a General Deferral, (ii) whether the Participant elects to make a 401(k) Supplemental Deferral, (iii) whether any Awards granted, and dividends paid, if any, to the Participant shall be deferred, (iv) the form of distributions to be made from the Plan, (v) the beneficiary or beneficiaries of the Participant, and (vi) such other items as the Plan Committee may prescribe.  The form of distributions shall be designated on a Participant’s initial Deferral Election Agreement and shall be irrevocable absent an amendment to the Plan.

(b)
With respect to deferrals of Compensation or Awards, a Participant must file a Deferral Election Agreement with the Plan Committee no later than the close of the calendar year immediately preceding the calendar year in which the services to which the Deferral Election Agreement relates are performed. In the year in which an Eligible Participant is first eligible to participate, such Deferral Election Agreement shall be filed within thirty (30) days of the date on which such individual is first eligible to participate, to be effective with respect to Compensation and Awards received for services rendered after such Deferral Election Agreement is effective.

(c)	A Deferral Election Agreement effective with respect to a Plan Year may not be modified or revoked once such Plan Year has commenced.

(d)	The minimum and maximum amount of Compensation that may be deferred each Plan Year shall be established by the Plan Committee from time to time.

2.3	Change in Eligible Participant Status.

(a)
A Participant who is no longer an Eligible Participant shall not be permitted to submit a Deferral Election Agreement and no further deferrals of Compensation or Awards for such Participant shall be made after the end of the Plan Year in which such Participant is determined to no longer be an Eligible Participant.

(b)	Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article VII.

Article III - Contributions

3.1
General Deferrals.  The Plan Sponsor shall credit to the Deferral Account of a Participant an amount equal to the amount designated as a General Deferral in the Participant’s Deferral Election Agreement for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in Article VII, and shall reduce such Participant’s Compensation from the Plan Sponsor in accordance with the provisions of the applicable Deferral Election Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Plan Sponsor as provided in Article IX.

3.2
401(k) Supplemental Deferrals.  If elected in a Participant’s Deferral Election Agreement for the Plan Year, the Plan Sponsor shall credit to the Deferral Account of a Participant a 401(k) Supplemental Deferral equal to the dollar limitation under Code Section 402(g) for that Plan Year, offset and reduced by the amount contributed to the Qualified Plan as an Elective Deferral for the Plan Year and, as of December 15 of such Plan Year, determined by the administrator of the Qualified Plan not to exceed the Elective Deferral Limits for the Plan Year.  Such amounts shall not be made available to such Participant, except as provided in Article VII, and shall reduce such Participant’s Compensation from the Plan Sponsor in accordance with the provisions of the applicable Deferral Election Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Plan Sponsor as provided in Article IX.

3.3
Matching Contributions.  The Plan Sponsor shall credit to the Matching Contribution Account of each Participant a Matching Contribution equal to the amount of matching contribution that would have been made under the formula then in effect under the Qualified Plan, had the Participant’s 401(k) Supplemental Deferral been contributed to the Qualified Plan, but without consideration of any limitations imposed by the actual contribution percentage limitation under Code Section 401(m).

3.4
Discretionary Contributions.  The Plan Sponsor may make annual Discretionary Contributions to the Discretionary Contribution Account of any Participant of an amount and at such time as the Plan Sponsor, in its sole discretion, determines from year to year.  Such contributions shall be determined on an individual basis, and the Plan Sponsor shall be under no obligation to make Discretionary Contributions to the Accounts of similarly situated Participants.

3.5
Time of Deferrals and Matching Contributions. General Deferrals are deemed to accrue on the date on which the Participant would otherwise receive the Compensation that he elected to defer.  The 401(k) Supplemental Deferrals and the Matching Contributions are deemed to accrue on the last day of the last payroll period ending in the Plan Year.

3.6
Withholding.  With respect to Participants who are Employees, for each payroll period for which a Deferral is made, the Plan Sponsor shall withhold from that portion of a Participant’s Compensation that is not deferred hereunder, such Participant’s share of taxes under the Federal Insurance Contributions Act (“FICA”) and other applicable taxes that are required to be withheld with respect to (1) Deferrals and (2) Awards, Matching Contributions or Discretionary Contributions as they vest and become subject to FICA taxes and other withholding requirements (collectively, “Withholding Requirements”). To the extent that there is insufficient remaining cash Compensation to satisfy all applicable Withholding Requirements as they come due, the Plan Sponsor reserves the right to reduce a Participant’s Deferrals to the extent necessary to satisfy such Withholding Requirements. In the event there is insufficient cash Compensation to satisfy all applicable Withholding Requirements as they come due, even after reducing a Participant’s Deferrals, such Participant shall be obligated to remit payment to the Plan Sponsor, in such form as is acceptable to the Plan Sponsor, sufficient to satisfy any remaining Withholding Requirements.

Article IV - Deferral of Awards

4.1
General.  Any Participant shall be eligible to elect the deferral of an Award granted under the Incentive Plan, which is incorporated herein by this reference.  Such election may only be made with respect to any future Award.  The manner and duration of such deferral shall be in accordance with the provisions of this Article IV and in accordance with procedures established by the Plan Committee.

4.2
Deferral of Awards.  A Participant may elect to defer an Award on such terms as the Plan Committee may permit, by completing a Deferral Election Agreement and submitting it to the Plan Committee prior to the calendar year in which the Award is made.  Any election to defer such an Award shall apply only to Awards made in the calendar year following the year in which the Deferral Election Agreement is submitted.  Such Stock Deferrals shall be made pursuant to Section 2.2, above, in accordance with the provisions thereof.  The Plan Committee shall credit such Stock Deferrals to a bookkeeping account (to be known as a “Stock Account”) for the benefit of such Participant.  The Stock Deferrals initially shall be accounted for by the Plan Committee and may be transferred to the Trustee at such time as the Plan Committee shall, in its discretion, determine.  Distribution of the Stock Deferrals shall be made in accordance with Article VII hereof.

4.3
Terms and Conditions of Awards.  Any Deferred Shares or other Awards shall remain subject to the forfeiture and transfer restriction provisions of the Incentive Plan and any award agreement established pursuant thereto.  In the event that the Deferred Shares have not become vested, in accordance with the provisions of the Incentive Plan and any award agreement established pursuant thereto, at the end of the Share Deferral Period, any Deferred Shares distributed by the Plan Sponsor or Trustee shall remain subject to any and all such terms and conditions and any applicable provisions of the Incentive Plan imposed upon such Deferred Shares, including the requirement that certificates representing such Deferred Shares shall bear the legend provided under the Incentive Plan.

4.4
Dividends.  Any dividends payable with respect to any Stock Deferrals shall be converted into additional Deferred Shares or cash, as determined by the Plan Committee in its sole discretion, and held in the Participant’s Stock Account to be distributed at the same time as the Stock Deferrals to which the dividends relate.  Such additional Deferred Shares, if any, shall be fully vested. If elected by a Participant, dividends payable with respect to Awards of Restricted Stock that remain unvested and have not been deferred may be deferred.

Article V - Vesting

5.1	Vesting of Deferrals. A Participant shall have a 100% vested right in his or her Deferral Account and any earnings on the deemed investment of such Deferrals.

5.2	Vesting of Matching Contributions and Discretionary Contributions.

(a)
The percentage of a Participant’s Matching Contribution Account and Discretionary Contribution Account that is vested is based upon his number of Years of Vesting Service in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
1	30%
2	60%
3	100%

(b)
Notwithstanding Section 5.2(a) above, a Participant’s interest in his Matching Contribution Account and Discretionary Contribution Account shall become fully (100%) vested upon attaining Normal Retirement Age, on death prior to a Separation from Service, or on a Separation from Service due to Disability.

Article VI - Accounts

6.1
Bookkeeping Accounts.  The Plan Committee shall establish and maintain a bookkeeping account in the name of each Participant. The Plan Committee shall also establish subaccounts, as provided in subsections (a), (b), (c), and (d) below.

(a)
Deferral Account.  A Deferral Account shall be established for each Participant for the purpose of recording the value of Deferrals made to the Plan in accordance with the Participant’s Deferral Election Agreement.

(b)
Matching Contribution Account.  A Matching Contribution Account shall be established for each Participant for the purpose of recording the value of Matching Contributions credited on his or her behalf in accordance with Section 3.3.

(c)
Discretionary Contribution Account.  A Discretionary Contribution Account shall be established for each Participant for the purpose of recording the value of Discretionary Contributions, if any, credited on his or her behalf in accordance with Section 3.4.

(d)	Stock Account. A Stock Account shall be established for each Participant for the purpose of recording the Stock Deferrals credited on his or her behalf in accordance with Sections 4.2. and 4.4.

6.2	Adjustment and Crediting of Accounts.

(a)
The Plan Committee shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, Stock Deferrals, Matching Contributions, Discretionary Contributions, distributions, deemed investment experience of the Participant’s Investment Fund selections and any other appropriate adjustments. Such adjustments shall be made as is administratively necessary in the discretion of the Plan Committee.

(b)
The deemed investment experience credited to a Participant’s Account shall be determined on a periodic basis according to the earnings and losses of the Investment Fund selections made by the Participant pursuant to his or her Deferral Election Agreement.  The earnings and losses will be determined as if the amount credited to the Participant’s Account were actually invested in the Investment Funds selected.  Participants may select one or more of the Investment Funds designated by the Plan Committee in whole percentages of the applicable Account balance.  A Participant may change his or her selection of Investment Funds at any time.  Such an election shall be effective as soon as administratively feasible following the date the change is submitted in writing by the Participant to the Plan Committee, or such other means as the Plan Committee may approve.

(c)	The Investment Funds offered under the Plan shall be the same as the funds available for investment of a Participant’s account under the Qualified Plan, to the extent administratively feasible.

(d)
If the Deferred Shares shall become vested prior to the expiration of the Share Deferral Period, the Deferred Shares shall remain held in the Stock Account for the Participant’s benefit and the Participant may not direct that the Deferred Shares be liquidated and alternative investment options substituted therefor.  Any cash held in a Participant’s Stock Account with respect to cash-settled Restricted Stock Units or dividends may be invested in the Investment Funds in accordance with the Participant’s election.

6.3
Investment of Trust Assets.  Deferrals hereunder may, in the sole discretion of the Plan Sponsor, be set aside in a Trust in order to facilitate the payments of benefits under this Plan.  Any such Trust assets may be invested in an Investment Fund but are not required to be invested in individual accounts mirroring the bookkeeping Accounts established in Section 6.1.  Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan.  Under no circumstances shall any Participant have any preferential or secured right to or interest in any assets of such Trust, and the rights of each Participant (and if applicable, any beneficiary) shall remain that of a general creditor.

Article VII - Distributions

7.1	Distribution Elections.

(a)
General Rule. Distribution of the Participant’s vested Balance and Stock Deferrals shall be made upon a Separation from Service in accordance with the Participant’s election with respect to the form of payment.  Such election shall be made at the time the Participant makes his or her initial Deferral Election Agreement and shall be irrevocable.  A separate election as to the form of payment may not be made in subsequent Plan Years if a Participant continues to participate in the Plan. Absent an amendment to the Plan, a Participant may not modify the form of payment designated in his or her initial Deferral Election Agreement.

(b)
Distribution to Specified Employees.  Notwithstanding anything contained herein to the contrary, if a Participant is a Specified Employee and incurs a Separation from Service for a reason other than death, distribution of such Participant’s Balance or Stock Deferrals may not commence earlier than the first business day of the month following the date that is six (6) months following the date of his or her Separation from Service.  Any payment that would have been made within the first six (6) months following the date on which the Participant incurred a Separation from Service without regard to this subsection (c) shall be made on the first business day of the month following the date that is six (6) months following the date on which the Participant incurred a Separation from Service.

7.2	Payment of Vested Balances and Stock Deferrals Upon Separation from Service.

(a)
Form of Payment.  Vested Balances and Stock Deferrals are payable in one of the following forms, as elected by the Participant: (i) in a lump sum payment or (ii) in annual installments over a five (5) year or ten (10) year period. If the Participant has not made a valid election as to the form of payment, payment shall be made in one lump sum.

(b)
Time of Payment.  Payments of Balances shall be made or commence on the first business day of the month following the date that is six (6) months following the date of the Participant’s Separation from Service.

(c)	If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

7.3
Payment of Balances upon Unforeseeable Emergency.  If a Participant incurs an Unforeseeable Emergency prior to a Separation from Service, then upon the written request of the Participant, the Plan Committee may direct that so much of the Participant’s Balance as it determines is necessary to alleviate the condition giving rise to the Unforeseeable Emergency be distributed to or for the benefit of the Participant. For purposes of this Plan, an “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary, or a dependent (as defined in Code Section 152(a), without regard to Code Section 152(b)(1), (b)(2), or (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  An unforeseeable emergency shall be deemed to exist only if the Plan Committee so determines. An Unforeseeable Emergency will not be deemed to exist to the extent that it is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, (to the extent that such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan.

Article VIII - Beneficiaries

8.1
Beneficiaries.  Each Participant may from time to time designate one or more persons, entities or his or her estate as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Plan Committee.

8.2
Change of Beneficiary Designation.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Plan Committee.

8.3	Determination of Beneficiary.

(a)
If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), if the beneficiary does not survive until the final payment is made or if no beneficiary is validly designated, then the amounts payable under this Plan (or any remaining amount, as the case may be) shall be paid to the Participant’s designated contingent beneficiary, if any, and, if none, to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this Article, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant).

(b)	If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

(c)	If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(d)
If the Plan Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Sponsor shall have the right to withhold such payments until the matter is finally adjudicated.  However, any payment made by the Plan Sponsor, in good faith and in accordance with this Plan, shall fully discharge the Plan Sponsor from all further obligations with respect to that payment.

8.4	Lost Beneficiary.

(a)	All Participants and beneficiaries shall have the obligation to keep the Plan Committee informed of their current address until such time as all benefits due have been paid.

(b)
If a Participant or beneficiary cannot be located by the Plan Committee exercising due diligence, then, in its sole discretion, the Plan Committee may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid to his/her estate. Any such presumption of death shall be final, conclusive and binding on all parties.

Article IX - Funding

9.1
Prohibition Against Funding.  Benefits payable under this Plan shall be paid from the general assets of the Plan Sponsor, or at the discretion of the Plan Sponsor, from assets set aside in a trust for deferring the cost of providing the benefits due under this Plan; provided, however, that no person entitled to payment under this Plan shall have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of the Plan Sponsor that may be looked to for such payment.  The liability for the payment of benefits hereunder shall be evidenced only by this Plan and by the existence of bookkeeping accounts established and maintained by the Plan Sponsor for purposes of this Plan.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

9.2
Deposits in Trust.  Notwithstanding Section 9.1, or any other provision of this Plan to the contrary, the Plan Sponsor may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan.  The amounts so deposited may include all contributions made pursuant to a Deferral Election Agreement by a Participant and any Matching Contributions or Discretionary Contributions and shall remain the general assets of the Plan Sponsor.

9.3
Withholding of Participant Contributions.  The Plan Committee is authorized to make any and all necessary arrangements with the Plan Sponsor in order to withhold the Participant’s Deferrals under Sections 3.1 and 3.2 hereof from his or her Compensation. The Plan Committee shall determine the amount and timing of such withholding.

Article X - Claims Administration

10.1
General.  In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article.  Such consideration and review shall be conducted in a manner designed to comply with Section 503 of the Employee Retirement Income Security Act of 1974, as amended.

10.2
Claim Review.  Upon receipt of any written claim for benefits, the Plan Committee shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Plan Committee, the Plan Committee shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)	the specific reason or reasons for denial of the claim;

(b)	a specific reference to the Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the provisions of this Article.

10.3
Right of Appeal.  A claimant who has a claim denied under Section 10.2 may appeal to the Plan Committee for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 10.2.

10.4
Review of Appeal.  Upon receipt of an appeal, the Plan Committee shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Plan Committee determines such a hearing is necessary. In preparing for this appeal, the claimant shall be given the right to review documents relevant to the benefit claim and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Plan Committee shall issue a written decision, which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Plan Committee’s decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

10.5	Designation. The Plan Committee may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this Article.

Article XI - General Provisions

11.1	Plan Committee.

(a)
The Plan Committee is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into Trust(s) in accordance with this Plan; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Plan Sponsor it deems necessary to determine whether the Plan Sponsor would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Plan Committee.

(b)	The Plan Committee shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)
The Plan Committee shall be indemnified and saved harmless by the Plan Sponsor from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Plan Committee in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Plan Sponsor fails to provide such defense upon the request of the Plan Committee. The Plan Committee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

(d)	The Plan Committee may delegate to one or more persons (including consultants or third party recordkeepers) any of the responsibilities assigned to the Plan Committee pursuant to this Plan.

11.2
No Assignment.  Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Plan Committee, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

11.3
No Employment Rights.  Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Plan Sponsor, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

11.4
Incompetence.  If the Plan Committee determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Plan Committee shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Plan Committee or the Plan Sponsor to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Plan Sponsor, the Plan Committee and the Trustee.

11.5
Identity.  If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Plan Committee shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Plan Committee shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Plan Sponsor, Plan Committee, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

11.6
Other Benefits.  The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

11.7
No Liability.  No liability shall attach to or be incurred by any Employee of the Plan Sponsor, Trustee or any Plan Committee under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

11.8	Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Plan Sponsor or the Plan, shall be paid by the Plan Sponsor.

11.9
Insolvency. Should the Plan Sponsor be considered insolvent (as defined by the Trust), the Plan Sponsor, through its Board and chief executive officer, shall give immediate written notice of such to the Plan Committee of the Plan and the Trustee. Upon receipt of such notice, the Plan Committee or Trustee shall comply with the terms of the Trust.

11.10	Amendment and Termination.

(a)
Except as otherwise provided in this section, the Plan Sponsor shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant’s right to any amounts already credited to his or her Account, or lengthen the time period for a distribution from an established Account. Following such Plan termination, payment of such credited amounts shall be made in a single sum payment, in accordance with the provisions of this Section 11.10.

The Plan Sponsor may terminate this Plan, at the discretion of the Board, provided that all of the following requirements are satisfied:

(i)	The termination shall not occur proximate to a downturn in the financial health of the Plan Sponsor;

(ii)	All arrangements sponsored by the Plan Sponsor and/or its Affiliates that aggregated with this Plan under Treasury Regulation Section 1.409A-1(c) must also be terminated;

(iii)	Payments during the twelve (12) month period following such termination shall be restricted to those amounts that would be payable hereunder if this Plan had not terminated;

(iv)
All remaining amounts under the Plan shall be paid immediately following the expiration of twelve (12) months following such termination, and in no event later than twenty-four (24) months of such termination; and

(v)
For a period of three (3) years following the date of termination of this Plan, neither the Plan Sponsor, nor any Affiliate, may adopt a new deferred compensation arrangement that would be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c).

(b)	A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan pursuant to subsection (a), above.

11.11
Plan Sponsor Determinations.  Any determinations, actions or decisions of the Plan Sponsor (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

11.12
Construction.  All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Plan Committee, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

11.13
Governing Law.  This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, Code Section 409A, and any other applicable federal law, provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Texas, other than its laws respecting choice of law.

11.14
Severability.  If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein.  If the inclusion of any Employee as a Participant under this Plan would cause the Plan to fail to be maintained solely for a select group of highly compensated or management employees, then the Plan shall be severed with respect to such individual, who shall be considered to be participating in a separate arrangement.

11.15
Headings.  The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

11.16
Entire Agreement.  This instrument and all subsequently-adopted amendments hereto contain the entire terms of the Plan and supersedes any prior understandings or written documents which have heretofore set forth the terms of the Plan and/or any oral agreements between the Plan Sponsor and any of the Participants respecting the within subject matter.  No modification, amendment, change, or discharge of any term or provision of this Plan shall be valid or binding unless the same is in writing and signed by a duly authorized officer of the Plan Sponsor.

11.17	Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

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IN WITNESS WHEREOF, AMERICAN CAMPUS COMMUNITIES SERVICES, INC. has caused this instrument to be executed by its duly authorized officer, effective as of January 1, 2015, or as otherwise stated herein.

AMERICAN CAMPUS COMMUNITIES SERVICES, INC.

By:	/s/ Jonathan A. Graf

Name:	Jonathan A. Graf

Title:	Vice President

Date:	December 15, 2014